EXHIBIT 99.1

Community Capital Shareholders Approve Merger With Park Sterling

GREENWOOD, S.C., Oct. 26, 2011 (GLOBE NEWSWIRE) -- Community Capital Corporation ("Community Capital") (Nasdaq:CPBK) announced today that the shareholders of Community Capital have approved the proposed merger with Park Sterling Corporation ("Park Sterling") (Nasdaq:PSTB). Park Sterling and Community Capital have received the required regulatory approvals to complete the merger and intend to close the merger of Community Capital with and into Park Sterling on or about November 1, 2011.

Under the terms of the merger agreement, each outstanding share of Community Capital's common stock will be converted into the right to receive either (i) $3.30 in cash, (ii) 0.6667 of a share of Park Sterling's common stock or (iii) a combination thereof, as elected by Community Capital's shareholders. This election is subject to the limitation that no more than 40% of the shares of Community Capital common stock be exchanged for cash.

The merger agreement provides that CapitalBank, the bank subsidiary of Community Capital, will be merged with Park Sterling Bank, the bank subsidiary of Park Sterling. The bank merger is expected to close in December 2011.

About Community Capital Corporation

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina and offers a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com. The Company's shares are traded on NASDAQ under the symbol CPBK.

Cautionary Statement Regarding Forward Looking Statements

This news release contains, and Community Capital and its management may make, certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," "goal," "target" and similar expressions. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.   You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of Community Capital's filings with the SEC: failure to realize synergies and other financial benefits from the proposed merger within the expected time frame; increases in expected costs or difficulties related to integration of the merger; inability to successfully integrate Community Capital into Park Sterling, including the ability to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of the merger; the effects of negative economic conditions, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of our allowance; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting and the impact on Community Capital's financial statements; Community Capital's ability to attract new employees; and management's ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk. Forward-looking statements speak only as of the date they are made, and Community Capital undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

CONTACT:  For Further Information:
          R. Wesley Brewer, Executive Vice President/CFO
          864-941-8290 or email: wbrewer@capitalbanksc.com
          Lee Lee M. Lee, Controller/VP of Investor Relations
          864-941-8242 or email: llee@capitalbanksc.com
          www.comcapcorp.com